Exhibit 99.1

ENERGY SERVICES OF AMERICA FILES QUARTERLY REPORT

Huntington, WV   February 13, 2020- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company and Nitro Construction Services, announced the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2019. Net loss available to common shareholders was ($151,000) for the three months ended December 31, 2019, which was a $705,000 decrease from $554,000 in net income available to common shareholders for the same period in 2018. Revenue was $25.8 million for the three months ended December 31, 2019, which was a $23.3 million decrease from $49.1 million for the same period in 2018. The Company had an adjusted EBITDA of $856,000, or $0.06 per common share, and loss per common share of ($0.01) on a weighted average of 13,911,610 common shares outstanding at December 31, 2019. The projected backlog at December 31, 2019 was $63.2 million.

Douglas Reynolds, President, commented on the announcement. “While the results for the three months ended December 31, 2019 turned out better than expected, it was still a considerable decrease from the same period in 2018. First, most of the decrease can be attributed to the twenty-mile project in northern West Virginia that was in progress at December 31, 2018 and was completed in September 2019. Secondly, the remaining major projects in fiscal year 2019 were completed by September 30, 2019. Usually, our major projects in progress during the fourth quarter of a fiscal year will extend into the first quarter of the next. Finally, few new projects started during the quarter ended December 31, 2019, so most of our work was routine maintenance.”

Below is a comparison of the Company’s unaudited operating results for the three months ended December 31, 2019 and 2018:

	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2019	2018

Revenue	$25,843,307	$49,114,139

Cost of revenues	23,486,565	45,279,294

Gross profit	2,356,742	3,834,845

Selling and administrative expenses	2,595,772	2,756,391
(Loss) income from operations	(239,030)	1,078,454

Other income (expense)
Interest income	53,249	41,522
Other nonoperating expense	(33,938)	(32,995)
Interest expense	(186,845)	(204,349)
Gain on sale of equipment	295,991	25,752
	128,457	(170,070)

(Loss) income before income taxes	(110,573)	908,384

Income tax (benefit) expense	(36,459)	277,000

Net (loss) income	(74,114)	631,384

Dividends on preferred stock	77,250	77,250

Net (loss) available to common shareholders	$(151,364)	$554,134

Weighted average shares outstanding-basic	13,911,610	14,135,900

Weighted average shares-diluted	13,911,610	17,569,233

(Loss) earnings per share available to common shareholders	$(0.011)	$0.039

(Loss) earnings per share-diluted available to common shareholders	$(0.011)	$0.032

Please refer to the table below that reconciles adjusted EBITDA and adjusted EBITDA per common share with net (loss) income available to common shareholders:

	Three Months Ended	Three Months Ended
	December 31, 2019	December 31, 2018
	Unaudited	Unaudited

Net (loss) income available to common shareholders	$(151,364)	$554,134

Add: Income tax (benefit) expense	(36,459)	277,000

Add: Dividends on preferred stock	77,250	77,250

Add: Interest expense	186,845	204,349

Less: Non-operating income	(315,302)	(34,279)

Add: Depreciation expense	1,095,282	1,022,367

Adjusted EBITDA	$856,252	$2,100,821
Weighted average shares outstanding	13,911,610	14,135,900
Adjusted EBITDA per common share	$0.06	$0.15

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868